SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) May 28, 2009
Park-Ohio Holdings Corp.

(Exact Name of Registrant as Specified in Charter)

Ohio	000-03134	34-1867219

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6065 Parkland Blvd., Cleveland, Ohio		44124

(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (440) 947-2000
Park-Ohio Industries, Inc.

(Exact Name of Registrant as Specified in Charter)

Ohio	333-43005	34-6520107

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6065 Parkland Blvd., Cleveland, Ohio		44124

(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (440) 947-2000
N/A

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On May 28, 2009, at the annual meeting of shareholders of Park-Ohio Holdings Corp. (the “Company”), the shareholders of the Company, upon the recommendation of the Company’s Board of Directors (the “Board”), approved amendments (the “Amendments”) to the Park-Ohio Holdings Corp. Amended and Restated 1998 Long-Term Incentive Plan, (the “1998 Plan”), which were included in the amended and restated version of the 1998 Plan (the “Amended Plan”) that was adopted by the Board in March 2009, subject to shareholder approval.
     The Amended Plan provides an opportunity for the employees and directors of the Company and its subsidiaries to participate, through share ownership, in the Company’s long-term success and growth. This participation enhances the Company’s ability to attract and retain persons with desired abilities, provides additional incentives for such persons and furthers the common interests of the Company’s employees and shareholders.
     The Amendments increase the aggregate number of common shares available under the plan from 2,650,000 shares to 3,100,000 shares. Among other things, the Amendments include changes that:
•	permit the Company to use shares available under an acquired or merged company’s pre-existing plan without such use affecting the number of shares available under the Amended Plan;

•	authorize the Compensation Committee of the Board (the “Compensation Committee’) to delegate to officers of the Company the ability to designate eligibility for an award and the amount of such awards to non-officer employees;

•	require the base price for any stock appreciation right granted under the plan to be equal to or greater than the fair market value of the underlying common shares;

•	require stock appreciation right to expire after ten years;

•	prohibit the current payment of dividends for performance-based restricted shares for which performance measures have not yet been achieved;

•	permit the Company to grant performance-based awards that are not required to satisfy the requirements for “qualified performance-based compensation” under 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”);

•	limit the number of shares that can be withheld to satisfy the Company’s tax withholding obligations to an amount in which the aggregate fair market value of the withheld shares does not exceed the minimum withholding obligations;

•	prohibit participants from transferring awards for value;

•	remove from the definition of “Change in Control” an event in which the Company files a report or proxy statement that a change in control has or may have occurred or will or may occur in the future pursuant an existing contract or transaction;

•	redefine the events that will result in an adjustment of outstanding awards and the number of shares available under the plan, as well as the types of adjustments permitted;

•	permit the Company to cash out any stock option or stock appreciation right with an exercise or base price greater or equal to the per-share consideration offered in connection with a change in control or an event that triggers the adjustment of outstanding awards;

•	require the Company to seek shareholder approval if such approval is required by the Nasdaq Stock Market or the principal national securities exchange upon which the Company’s common shares are traded or quoted;

•	prohibit, except in connection with an event that triggers the adjustment of outstanding awards, repricing stock options or stock appreciation rights without shareholder approval, which includes granting new awards in exchange for the outstanding awards;

•	permit the Company to grant awards allowing the Company to recoup such awards from a participant whose misconduct results in the Company’s being required to restate its financial statements;

•	permit the Company to grant awards that include restrictive covenants with which the participant must comply;

•	permit the Company to eliminate or settle in cash any fractional share that underlies an award;

•	clarify that members of the Compensation Committee must satisfy any applicable standards of independence under the Nasdaq Stock Market listing standards;

•	clarify that the Compensation Committee must certify in writing the achievement of any applicable performance measures with respect to performance-based restricted shares or performance shares intended to be “qualified performance-based compensation” under Section 162(m) of the Code; and

•	provide that an individual who becomes a member of the Board as a result of an actual or threatened election contest (or similar circumstances) will not be considered to have been a member of the Board as of the beginning of the two-year period that includes the date that the individual becomes a director for purposes of determining whether a change in the composition of the Board during a two-year period constitutes a change in control for purposes of the Amended Plan.
     The description of the Amended Plan contained herein is qualified in its entirety by reference to the full text of the Amended Plan, which is filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits:

Exhibit Number	Description

10.1	Park-Ohio Holdings Corp. Amended and Restated 1998 Long-Term Incentive Plan, as amended and restated on May 28, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARK-OHIO HOLDINGS CORP.
Dated: June 3, 2009	By:	/s/ Robert D. Vilsack
		Name:	Robert D. Vilsack
		Title:	Secretary

PARK-OHIO INDUSTRIES, INC.
Dated: June 3, 2009	By:	/s/ Robert D. Vilsack
		Name:	Robert D. Vilsack
		Title:	Secretary

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